FOURTH AMENDMENT TO
LOAN AND SERVICING AGREEMENT
(Golub Capital BDC Funding LLC)

THIS FOURTH AMENDMENT TO LOAN AND SERVICING AGREEMENT, dated as of October 21, 2012 (this “Amendment”), is entered into by and among GOLUB CAPITAL BDC Funding LLC, as the Borrower (the “Borrower”), GOLUB CAPITAL BDC, INC., as the Transferor and the Servicer, the Institutional Lender identified on the signature pages hereto, WELLS FARGO BANK, N.A., as the Collateral Agent, the Account Bank and the Collateral Custodian, and WELLS FARGO SECURITIES, LLC, as the Administrative Agent (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the above-named parties have entered into that certain Loan and Servicing Agreement, dated as of July 21, 2011 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among the Borrower, the Transferor, the Servicer, each of the Conduit Lenders and Institutional Lenders from time to time party thereto, each of the Lender Agents from time to time party thereto, and the Collateral Agent, the Account Bank and the Collateral Custodian;

WHEREAS, pursuant to and in accordance with Section 11.01 of the Agreement, the parties hereto desire to amend the Agreement in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1.    Definitions.

Each capitalized term used but not defined herein has the meaning ascribed thereto in the Agreement.

SECTION 2.    Amendment.

2.1 The Reinvestment Period under the Agreement is hereby extended to October 21, 2013 by replacing the date “October 21, 2012” where it appears in the definition of “Reinvestment Period” in Section 1.01 of the Agreement with the date “October 21, 2013”.

2.2 The Stated Maturity Date under the Agreement is hereby extended to October 20, 2017 by replacing the date “October 21, 2015” where it appears in the definition of “Stated Maturity Date” in Section 1.01 of the Agreement with the date “October 20, 2017”.

2.3 Clause (i) of the definition of “Value Adjustment Event” in Section 1.01 of the Agreement shall be amended and restated in its entirety as follows:

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“(i)(x) The Interest Coverage Ratio for any Relevant Test Period with respect to such Loan Asset is (i) less than 1.50 and (ii) less than or equal to 85% of the Interest Coverage Ratio with respect to such Loan Asset as calculated on the applicable Cut-Off Date or (y) the Senior Leverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan Asset (I) is more than 0.50x higher than such Senior Leverage Ratio as calculated on the applicable Cut-Off Date and (II) is more than 3.50x;”

2.4 Section 2.09 of the Agreement is hereby amended and restated in its entirety as follows:

“Section 2.09 Non-Usage Fee.

The Borrower shall pay, in accordance with Section 2.04, pro rata to each Lender (either directly or through the applicable Lender Agent), a non-usage fee (the “Non-Usage Fee”) payable in arrears for each Remittance Period, equal to the sum of the products for each day during such Remittance Period of (i) one divided by 360, (ii) the applicable Non-Usage Fee Rate (as defined below), and (iii) the aggregate Commitments minus the Advances Outstanding on such day (such amount, the “Unused Portion”). The Non-Usage Fee Rate (the “Non-Usage Fee Rate”) shall be equal to:

(a) for the period from (and including) the Closing Date through (and excluding) the six month anniversary thereof, 0.50%;

(b) thereafter, except as provided in clauses (c), (d) and (e) below, (i) 0.50% on any Unused Portion up to or equal to the first $30,000,000 of such Unused Portion and (ii) 2.00% on any Unused Portion in excess of the first $30,000,000;

(c) for the period from (and including) February 14, 2012 through (and excluding) April 14, 2012, 0.50%;

(d) for the period from (and including) May 15, 2012 through (and excluding) July 15, 2012, 0.50%; and

(e) for the period from (and including) October 21, 2012 through and including December 21, 2012, 0.50%.”

2.5 Section 2.19 of the Agreement shall be amended and restated in its entirety as follows:

“Extension of Stated Maturity Date and Reinvestment Period. The Borrower may, at any time after the first anniversary of the Closing Date (and, thereafter, at any time after the first anniversary of the most recent date of extension), make a request to the Lenders to extend both the date set forth in clause (i) of the definition of “Reinvestment Period” and the date set forth in the definition of “Stated Maturity Date”. Such date may be extended by mutual agreement among the Administrative Agent, each of the Lenders, the Borrower and the Servicer. The Borrower confirms that any of the Lenders or the Administrative Agent, in their sole and absolute discretion, without regard to the value or performance of the Loan Assets or any other factor, may elect not to extend such date.”

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2.6 Item 2 on Schedule III to the Agreement shall be amended and restated in its entirety as follows:

“2. The Obligor with respect to each such Loan Asset is organized under the laws of the United States or any state thereof or Canada (provided that after giving effect to the acquisition of such Loan Asset by the Borrower, the aggregate Adjusted Borrowing Value of all Eligible Loan Assets the Obligors of which are domiciled in Canada shall not exceed the greater of 15% of the aggregate Adjusted Borrowing Value of all Eligible Loans or $10,000,000 (and to the extent such threshold is exceeded, such excess shall not be included in the Adjusted Borrowing Value of the applicable Eligible Loan Assets for purposes of the calculation of Borrowing Base))”

SECTION 3.    Agreement in Full Force and Effect as Amended.

Except as specifically amended hereby, all provisions of the Agreement shall remain in full force and effect. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein and shall not constitute a novation of the Agreement.

SECTION 4.    Representations and Warranties.

The Borrower hereby represents and warrants as of the date of this Amendment as follows:

(a)                this Amendment has been duly executed and delivered by it;

(b)               this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and

(c)                there is no Event of Default, Unmatured Event of Default, or Servicer Termination Event that is continuing or would result from entering into this Amendment.

SECTION 5.    Conditions to Effectiveness.

The effectiveness of this Amendment is subject to receipt by the Administrative Agent of

(a)                executed counterparts (or other evidence of execution, including facsimile signatures, satisfactory to the Administrative Agent) of this Amendment; and

(b)               all fees due and payable pursuant to the Fee Letter Agreement, dated as of October 21, 2012, between the Borrower, the Transferor and the Administrative Agent.

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SECTION 6.    Miscellaneous.

(a)                This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b)               The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)                This Amendment may not be amended or otherwise modified except as provided in the Agreement.

(d)               The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(e)                Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f)                This Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

(g)               THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

BORROWER:	GOLUB CAPITAL BDC FUNDING LLC

	By:	/s/ David B. Golub
	Name:	David B. Golub
	Title:	Vice Chairman and President

THE TRANSFEROR AND SERVICER:	GOLUB CAPITAL BDC, INC.

	By:	/s/ David B. Golub
	Name:	David B. Golub
	Title:	Chief Executive Officer

THE COLLATERAL AGENT, ACCOUNT BANK AND COLLATERAL CUSTODIAN:	WELLS FARGO BANK, N.A.

	By:	/s/ Michael Roth
	Name:	Michael Roth
	Title:	Vice President

[Signatures Continue on the Following Page]

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ADMINISTRATIVE AGENT:	WELLS FARGO SECURITIES, LLC
	By:	/s/ Mike Romanzo
	Name:	Mike Romanzo
	Title:	Director

THE INSTITUTIONAL LENDER:	WELLS FARGO BANK, N.A.
	By:	/s/ Raj Shah
	Name:	Raj Shah
	Title:	Managing Director

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